                                                            Exhibit 99.1
                                                            ------------


MEDIA INQUIRIES:                    ANALYST INQUIRIES:
Fred Stern                          Paul Keung
V.P. of Corporate Communications    V.P. of Finance/Investor Relations
(214) 863-1258                      (214) 863-1265

              WYNDHAM INTERNATIONAL REPORTS THIRD QUARTER RESULTS

         Branded Hotel Performance Remains On Pace During Restructuring

     Dallas, TX (November 8, 1999) -- Wyndham International, Inc. (NYSE:WYN) today reported third quarter earnings and outlined plans for next year that includes a greater focus on its Wyndham Hotels & Resorts brand.

     Wyndham International reported that its loss in the third quarter narrowed over the prior year. For the quarter, the company had a net loss of $44.6 million, or $0.41 per share (diluted) compared with a loss of $59.4 million or $1.02 per shares (diluted) for the same period last year. Third quarter results this year included $12.4 million in non-recurring charges primarily related to the company's restructuring.

     The company said although its third quarter was paced by a strong performance of its core proprietary brands, performance of its non-proprietary branded assets fell short of expectations. The company attributed the shortfall to the conversion of assets related to the Interstate/Marriott transaction and assets listed for sale. The company also announced financial projections for 2000.

     "As we transform the company, we are experiencing short-term disruptions mostly in our non-proprietary branded assets, which are impacting our operating results to a far greater extent than anticipated," said James D. Carreker, chairman and chief executive officer. "However, our focus is to grow long term shareholder value by growing Wyndham Hotels & Resorts to first tier status. A more focused business plan and greater scale is enhancing the performance of our branded portfolio, as indicated by our third quarter results."

     The growth of the brand will focus on flagship properties in major cities and resort areas as well as greater distribution in suburban locations. The suburban locations will include new construction and, in addition, the company said it will invest capital and convert many of the high-rise, suburban Wyndham Garden products into full-service Wyndham Hotels.

     In outlining the company's financial projections, Carreker said: "We recognize that we are operating in an economic cycle of moderating growth, increased supply and more competition for occupancy and revenue. Nevertheless, we are confident that our company is well positioned. For this year, we expect to achieve EBITDA, as adjusted, in the range of $620 million to $625 million. For the year 2000, we estimate EBITDA growth, as adjusted, of eight to 10 percent, with total comparable owned RevPAR growth of 2% to 3% and capital expenditures of approximately $190 million."

Third Quarter Performance

     In reporting third quarter earnings before interest, taxes, depreciation and amortization including certain one-time non-recurring charges (EBITDA), the company said prior year quarterly EBITDA, as adjusted, includes the results for assets that have since been sold, including the Bay Meadows racetrack, 15 hotels and the spin-off of the Interstate Hotels Corporation. EBITDA, as adjusted, from comparable owned and leased hotels for the quarter was approximately equal to that of the prior year. Actual EBITDA, as adjusted, was $126.0 million, compared to $152.1 million for the third quarter 1998.

     Performance of the company's proprietary-branded hotels was led by the Wyndham Hotels & Resorts brand, in which comparable hotels realized RevPAR growth of 6.5% in the third quarter over the same period a year ago. The company's luxury resort collection, Grand Bay, grew RevPAR by 3.9%. RevPAR for the Summerfield Suites division increased 1.2%.

     The company's owned and leased hotels generated a 1.6% RevPAR increase in the quarter. On a comparable basis, proprietary branded owned and leased hotels had RevPAR growth of 3.7% for the quarter and 2.4% for the year, proprietary branded EBITDA, as adjusted, increased 5.9% and 7.4%, respectively. These results were led by the core Wyndham brand, which posted RevPAR growth of 4.7% and EBITDA, as adjusted, growth of 10.6%. RevPAR for non-proprietary branded owned hotels fell 0.2% for the quarter and increased 0.4% year to date, largely reflecting the significant number of hotels in transition following the Interstate spin-off and other asset dispositions. Non-proprietary branded hotels experienced a decline in EBITDA, as adjusted, of 6.9% for the quarter and 2.7% for the year.

     "Non-proprietary branded assets and assets in transition continued to experience weakness in RevPAR and EBITDA, as adjusted, growth, largely reflecting short-term disruptions and costs associated with converting some of these properties to Wyndham hotels or to third party managers. Additionally, approximately 60 non-proprietary branded hotels experienced changes in either property level management or franchise, or have been listed for sale. These disruptions are expected to be short-term," Carreker said. "These moves are important to the maximization of long term earnings and shareholder value."

    Frederick J. Kleisner, president and chief operating officer, said, "During the third quarter, we continued to streamline and simplify the organization, including combining our luxury and resort divisions into a single organization to take advantage of the company's operating and national sales capabilities. We also opened the Wyndham Boston--following new openings in Chicago and Atlanta earlier in the year--and converted the Wyndham Casa Marina Resort & Beach Club in Key West. In addition, a new Summerfield Suites Hotel opened at the Miami Airport and a new Wyndham hotel opened in the Denver Tech center."

Nine Months Performance

     For the nine months, Wyndham reported a net loss of $921.0 million, or $6.19 per share, including $907.5 million of largely non-cash, non-recurring charges in the second quarter related principally to the company's restructuring and recapitalization. EBITDA, as adjusted for the nine months increased 16.3% to $480.8 million from $413.3 million last year.

Rights Offering

     The company said that it intends to commence its previously announced rights offering shortly. The Delaware Chancery Court last week approved the settlement of a consolidated class action lawsuit related to the $1 billion equity investment and related restructuring of the company. The company intends to request the Securities and Exchange Commission to declare the registration statement effective later today. Holders of Class A common stock and holders of certain outstanding limited partnership units as of the close of business on September 30, 1999 will receive rights to purchase up to $300 million of the company's series A convertible preferred stock.

About Wyndham International

     Wyndham International, Inc. is one of the world's largest hospitality and lodging companies. Through its proprietary brands and management services division, the company offers primarily upscale and luxury hotel and resort accommodations in the United States, Canada, the Caribbean, Mexico and Europe. Headquartered in Dallas, Wyndham International owns, leases, manages and franchises more than 300 hotels totaling more than 70,000 rooms. For more information, visit www.wyndhamintl.com.

Cautionary Statement

     This press release is not an offer to sell securities and is not a solicitation of an offer to buy securities. The rights offering will be made only by means of a prospectus filed with and declared effective by the Securities and Exchange Commission.

     This press release contains certain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including projections about future operating results. The Company's results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause a difference include, but are not limited to, risks associated with the availability of equity or debt financing at terms and conditions favorable to Wyndham; risks associated with the course of litigation; Wyndham's ability to effect sales of assets on favorable terms and conditions; Wyndham's ability to integrate acquisitions into its operations and management; the Year 2000 issue; risks associated with the hotel industry and real estate markets in general; competition within the lodging industry; the impact of general economic conditions; risks associated with debt financing; and other risks and uncertainties set forth in the company's annual, quarterly and current reports and proxy statements.


                              Tables to follow...


(1) EBITDA is defined as income before interest expense, income tax expense, and depreciation and amortization. EBITDA, as adjusted, excluded non-recurring items and gains and losses from sales of real estate and investments, as these do not impact operating results on a recurring basis. Management considers EBITDA to be one measure of cash flows from operations of the Company before debt service that provides a relevant basis for comparison, and EBITDA is presented to assist investors in analyzing the performance of the Company. This information should not be considered as an alternative to any measure of performance as promulgated under generally accepted accounting principles, nor should it be considered as an indicator of the overall financial performance of the Company. The Company's calculation of EBITDA may be different from the calculation used by other companies, and therefore, comparability may be limited.

                                                    WYNDHAM INTERNATIONAL, INC.
                                            COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                                          (IN THOUSANDS)
                                                            (UNAUDITED)

                                                                     Quarter Ended                   Nine Months Ended
                                                                     September 30,                     September 30,
                                                           --------------------------------- ---------------------------------
                                                           ---------------- ---------------- ---------------- ----------------
                                                                 1999             1998             1999             1998
                                                           ---------------- ---------------- ---------------- ----------------
Revenues:
  Hotel revenues                                                 $ 562,720        $ 554,331      $ 1,829,882      $ 1,266,985
  Participating lease revenues                                         341            8,932              929           49,627
  Management fees and service fee income                            13,968           24,358           58,655           61,574
  Racecourse and land lease revenues                                     -            9,955            4,561           34,945
  Interest and other income                                          2,252            6,274            8,951           12,949
                                                           ---------------- ---------------- ---------------- ----------------
      Total revenues                                               579,281          603,850        1,902,978        1,426,080
                                                           ---------------- ---------------- ---------------- ----------------

Expenses:
  Hotel expenses                                                   429,370          417,814        1,322,630          924,471
  Racing facility operations                                             -            8,810            3,867           29,667
  General & administrative costs                                    22,648           26,571           97,478           64,558
  Interest expense                                                  85,478           82,739          266,678          172,191
                                                           ---------------- ---------------- ---------------- ----------------
      Total operating costs and expenses                           537,496          535,934        1,690,653        1,190,887
                                                           ---------------- ---------------- ---------------- ----------------

Excess revenues over direct expenses                                41,785           67,916          212,325          235,193

Non-recurring charges
  Restructuring expenses & strategic reorganization costs           (6,929)               -         (220,906)               -
  Interstate spin-off costs                                         (1,391)               -           (5,095)               -
  Treasury lock settlement                                               -           (49,225)               -          (49,225)
  Abandoned transaction costs                                         (189)               -           (5,228)               -
  Y2K costs and pre-opening expenses                                (2,028)               -           (5,703)               -
  Costs of acquiring license agreements                                  -           (3,940)            (803)         (61,000)
  Non-recurring professional fees and other                         (2,959)               -           (2,959)               -
  Gain/(loss) on sale of assets                                      1,104                -           (4,223)               -
                                                           ---------------- ---------------- ---------------- ----------------
      Total non-recurring charges                                  (12,392)         (53,165)        (244,917)        (110,225)

Depreciation and amortization                                      (75,653)         (68,236)        (232,558)        (155,165)
Equity in earnings from unconsolidated subsidiaries                   (931)           1,888            3,000            7,375
Minority interest in Operating Partnerships                              -            4,722            6,642            6,169
Minority interest in other consolidated subsidiaries                  (760)          (4,500)          (4,824)          (7,514)
                                                           ---------------- ---------------- ---------------- ----------------
Loss before income taxes and extraordinary item                    (47,951)         (51,375)        (260,332)         (24,167)
Provision for income taxes                                          (3,386)           6,783          651,053           11,273
                                                           ---------------- ---------------- ---------------- ----------------
Loss before extraordinary item                                     (44,565)         (58,158)        (911,385)         (35,440)
Extraordinary item net of minority interest                              -           (1,257)          (9,838)         (31,817)
                                                           ================ ================ ================ ================
Net loss                                                         $ (44,565)       $ (59,415)      $ (921,223)       $ (67,257)
                                                           ================ ================ ================ ================

  Per Share Calculations:

  Net loss                                                       $ (44,565)       $ (59,415)      $ (921,223)       $ (67,257)
  Adjustment for equity forwards                                         -          (95,063)         (39,322)        (122,431)
  Adjustment for preferred stock                                   (24,375)          (2,695)         (25,276)          (4,250)
                                                           ---------------- ---------------- ---------------- ----------------
      Diluted net loss                                           $ (68,940)      $ (157,173)      $ (985,821)      $ (193,938)

  Net loss per share
      Basic                                                         ($0.41)          ($0.40)          ($6.06)          ($0.54)
      Diluted                                                       ($0.41)          ($1.02)          ($6.19)          ($1.46)

  Basic and diluted weighted average common shares                 166,954          154,510          159,254          132,450

EBITDA as adjusted                                                 126,011          152,111          480,828          413,320
                                                           ================ ================ ================ ================

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
                                                    WYNDHAM INTERNATIONAL, INC.
                         EBITDA RECONCILIATION AND SUMMARY OF RESTRUCTURING/STRATEGIC REORGANIZATION COSTS
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                            (UNAUDITED)

                                                                      Quarter Ended                   Nine Months Ended
                                                                      September 30,                     September 30,
                                                            --------------------------------- ---------------------------------
                                                            ---------------- ---------------- ---------------- ----------------
                                                                  1999             1998             1999             1998
                                                            ---------------- ---------------- ---------------- ----------------
EBITDA RECONCILIATION

 Net Loss                                                         $ (44,565)       $ (59,415)      $ (921,223)       $ (67,257)

   Extraordinary item net of minority interest                            -            1,257            9,838           31,817
   Interest expense                                                  85,478           82,739          266,678          172,191
   Depreciation and amortization                                     75,653           68,236          232,558          155,165
   Provision for income taxes                                        (3,386)           6,783          651,053           11,273
   Minority interest in the Operating Partnerships                       -            (4,722)          (6,642)          (6,169)
                                                            ---------------- ---------------- ---------------- ----------------
 EBITDA                                                             113,180           94,878          232,262          297,020

   Interest, depreciation & amortization from equity
       interest in unconsolidated subsidiaries                        3,298            4,501            9,496            5,047
   Interest, depreciation & amortization attributable
       to minority interests                                         (3,681)          (2,165)          (8,983)          (3,907)
   Restructuring expenses & strategic reorganization costs            6,929                -          220,906                -
   Interstate spin-off costs                                          1,391                -            5,095                -
   Abandoned transaction costs                                          189                -            5,228                -
   Y2K costs and pre-opening expenses                                 2,028                -            5,703                -
   Amortization of unearned compensation                                822            1,732            3,136            4,935
   Costs of acquiring leaseholds                                          -            3,940              803           61,000
   Treasury Lock Settlement                                               -           49,225                -           49,225
   Non-recurring professional fees and other                          2,959                -            2,959                -
   Loss on sale of assets                                            (1,104)               -            4,223                -
                                                            ---------------- ---------------- ---------------- ----------------

 EBITDA as adjusted                                               $ 126,011        $ 152,111       $  480,828        $ 413,320
                                                            ================ ================ ================ ================



SUMMARY OF RESTRUCTURING EXPENSE AND STRATEGIC REORGANIZATION COSTS

   Write-off of goodwill associated with paired
       share structure                                                    -        $       -        $  83,094        $       -
   Severance related costs and office closings                        3,811                -           27,399                -
   Fees related to the forward equity transactions                        -                -            4,681                -
   Professional and other fees related to strategic
       alternative                                                    2,458                -           14,510                -
   Non-core asset write-downs                                           660                -           91,222                -
                                                            ---------------- ---------------- ---------------- ----------------

       Total restructuring/strategic reorganization
           costs                                                  $   6,929        $       -       $  220,906        $       -
                                                            ================ ================ ================ ================

                           WYNDHAM INTERNATIONAL, INC.
         THIRD QUARTER AND NINE MONTHS YEAR-TO-DATE OPERATING STATISTICS

                                                     THIRD QUARTER 1999                    NINE MONTHS ENDED SEPTEMBER 30
                                                     ------------------                    ------------------------------
                                              1999          1998        % CHANGE         1999          1998        % CHANGE
                                              ----          ----        --------         ----          ----        --------
BRANDED HOTEL PERFORMANCE
WYNDHAM HOTELS & RESORTS
  Average daily rate                        $113.11       $109.68       3.1%            $134.49       $128.20        4.9%
  Occupancy                                   69.8%         67.6%       2.2 PPT           72.0%         67.6%        4.4 PPT
  RevPAR                                     $78.90        $74.08       6.5%             $96.83        $90.37        7.1%
  EBITDA Growth                               --            --         19.5%              --            --          28.6%
WYNDHAM GARDEN HOTELS
  Average daily rate                         $89.80        $90.79      -1.1%             $94.19        $92.74        1.6%
  Occupancy                                   74.0%         74.0%       0.0 PPT           71.0%         73.3%       -2.3 PPT
  RevPAR                                     $66.42        $67.19      -1.1%             $66.90        $68.00       -1.6%
GRAND BAY
  Average daily rate                        $232.88       $232.99       0.0%            $279.76       $281.87       -0.7%
  Occupancy                                   67.2%         64.7%       2.5 PPT           71.3%         69.8%        1.5 PPT
  RevPAR                                    $156.42       $150.62       3.9%            $199.36       $196.75        1.3%
SUMMERFIELD SUITES
  Average daily rate                        $127.45       $121.15       5.2%            $122.35       $120.36        1.7%
  Occupancy                                   82.9%         86.2%      -3.3 PPT           82.1%         83.8%       -1.7 PPT
  RevPAR                                    $105.61       $104.40       1.2%            $100.43       $100.82       -0.4%

COMPARABLE OWNED & LEASED HOTELS
TOTAL WYNDHAM BRAND
  Average daily rate                        $107.74       $105.88       1.8%            $122.38       $117.63        4.0%
  Occupancy                                   71.8%         69.8%       2.0 PPT           72.1%         72.7%       -0.6 PPT
  RevPAR                                     $77.36        $73.90       4.7%             $88.28        $85.61        3.1%
  EBITDA Growth                               --            --         10.6%              --            --          17.9%
PROPRIETARY BRANDED (a)
  Average daily rate                        $115.79       $113.33       2.2%            $129.27       $124.95        3.5%
  Occupancy                                   73.6%         72.8%       0.8 PPT           74.3%         74.8%       -0.5 PPT
  RevPAR                                     $85.18        $82.14       3.7%             $96.06        $93.77        2.4%
  EBITDA Growth                               --            --          5.9%              --            --           7.4%
NON-PROPRIETARY BRANDED
  Average daily rate                        $101.83       $101.96      -0.1%            $103.48       $102.18        1.3%
  Occupancy                                   72.3%         72.3%       0.0 PPT           71.7%         72.2%       -0.5 PPT
  RevPAR                                     $73.61        $73.73      -0.2%             $74.20        $73.92        0.4%
  EBITDA Growth                               --            --         -1.9%              --            --          -2.7%
TOTAL PORTFOLIO
  Average daily rate                        $107.51       $106.44       1.0%            $113.16       $110.59        2.3%
  Occupancy                                   72.6%         72.3%       0.3 PPT           72.3%         72.8%       -0.5 PPT
  RevPAR                                     $78.09        $76.84       1.6%             $81.78        $80.70        1.3%
  EBITDA Growth                               --            --          0.0%              --            --           1.7%

SELECTED PORTFOLIOS
HOTELS IN TRANSITION (b)
  Average daily rate                        $114.60       $113.89       0.6%            $118.07       $117.00        0.9%
  Occupancy                                   72.8%         77.4%      -4.6 PPT           74.7%         76.8%       -2.1 PPT
  RevPAR                                     $83.46        $88.13      -5.3%             $88.15        $89.82       -1.9%
OWNED HOTELS LISTED FOR SALE
  Average daily rate                         $92.93        $91.56       1.5%             $91.71        $90.15        1.7%
  Occupancy                                   69.0%         70.3%      -1.3 PPT           68.3%         70.0%       -1.7 PPT
  RevPAR                                     $64.09        $64.41      -0.5%             $62.61        $63.09       -0.8%

  Note: Brand statistics are based on all comparable hotels operated by the Company for both quarters. Comparable owned and leased statistics represents hotels owned or leased by the Company for at least one year.
   (a) Includes comparable Wyndham Hotel & Resort, Wyndham Garden, Summerfield and Grand Bay properties.
   (b) Includes twelve hotels that were transferred to Marriott International management and nine hotels to Interstate Hotels as a result of the
       Interstate spin-off and the Marriott Settlement agreement. Also includes nine hotels converted to Wyndham over the last 90 days.
